                                   EXHIBIT 22

                          SUBSIDIARIES OF THE COMPANY

    The following table shows name and place of incorporation of each subsidiary of the Company as of March 18, 1994. All subsidiaries conduct business in their respective corporate names.

                                                                  PLACE OF
                           NAME                                INCORPORATION
- ----------------------------------------------------------  --------------------
Loyal American Life Insurance Company                       Alabama
  ADL Financial Services, Inc.                              North Carolina
Prairie National Life Insurance Company                     South Dakota
  Prairie States Life Insurance Company                     South Dakota
  Rushmore National Life Insurance Company                  South Dakota
  Great Western Life Insurance Company                      Montana
Loyal Marketing Services, Inc.                              Alabama
Prairie States Marketing Services, Inc.                     Washington
Purple Cross Insurance Agency, Inc.                         Delaware
Laurentian American Corporation                             Delaware
Laurentian Marketing Services, Inc.                         Delaware
Laurentian Investment Services, Inc.                        Delaware
International Funeral Associates, Inc.                      Delaware

                                      E-3